Exhibit 99.1

2 April 2024

Flutter Entertainment plc

(the “Company”)

Publication of Notice of 2024 Annual General Meeting

and

Irish Directors’ Report and Financial Statements

Flutter Entertainment plc announces that it has today published its Notice of 2024 Annual General Meeting.

The Notice of 2024 Annual General Meeting and the Form of Proxy (the “AGM Documents”) have been published by the Company and will be furnished on a Form 8-K today to the U.S. Securities and Exchange Commission (the “SEC”).

The AGM Documents have also been submitted to the UK National Storage Mechanism and will therefore shortly be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism. The AGM Documents are also publicly available on the Company’s website at https://www.flutter.com/investors/shareholder-information/agm/.

The Company hereby confirms that its Annual General Meeting will be held at 11.00am (Irish time) / 6.00am (Eastern time) on Wednesday, 1 May 2024 at Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin 4, Ireland, D04 V972.

The Company has also today published its statutory directors’ report and financial statements for the fiscal year ended 31 December 2023 prepared under IFRS as adopted by the European Union for Irish law compliance purposes (the “Irish Directors’ Report and Accounts”). The Irish Directors’ Report and Accounts are also publicly available on the Company’s website at https://www.flutter.com/investors/shareholder-information/agm/.

Enquiries:

Edward Traynor

Company Secretary

+353 (87) 2232455